UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

ACCELLENT INC.

(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 13, 2012, Kenneth W. Freeman elected to conclude his tenure as Chairman of the Board of Directors of Accellent Inc. (the “Board”). Mr. Freeman will remain a member of the Board.

(d) On December 13, 2012 the Board appointed Donald J. Spence, the Company’s President and Chief Executive Officer and a member of the Board, as Chairman of the Board. Mr. Spence will continue in his role as the Company’s President and Chief Executive Officer.

On December 13, 2012 the Board appointed Justin Sabet-Peyman as a member of the Board. Mr. Sabet-Peyman joined Kohlberg Kravis Roberts & Co. L.P. (“KKR”) in 2008 and is a member of the Health Care industry team within KKR’s Private Equity platform. KKR designated Mr. Sabet-Peyman for appointment to the Board pursuant to a Stockholders’ Agreement, dated as of November 16, 2005, among Accellent Holdings Corp., our parent company, an affiliate of KKR and certain affiliates of Bain Capital.

Prior to joining KKR, Mr. Sabet-Peyman worked at McKinsey & Company where he served private equity and corporate clients. Mr. Sabet-Peyman received his B.S. and M.S. from Stanford University where he graduated as the Henry Ford II Scholar of the School of Engineering and was a Mayfield Fellow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELLENT INC.

Date: December 19, 2012	By:	/s/ Jeremy A. Friedman
Name: Jeremy A. Friedman Title: Chief Financial Officer